EXHIBIT 23.2

              Consent of Independent Certified Public Accountants

     We hereby consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the 2000 Employee Stock Option Plan, for the registration of 2,500,000 shares of common stock of FrontLine Capital Group, of our report dated February 13, 1998 relating to the consolidated statements of operations, shareholders' equity, and cash flows of Omni Offices Group, Inc. for the period from January 1, 1997 to August 25, 1997.

                                                          /s/ BDO Seidman, LLP

Atlanta, Georgia
July 17, 2000